Filed by News Corporation

Pursuant to Rule 425

under the Securities Act of 1933

Subject Company: Dow Jones & Company, Inc.

Commission File No:

001-7564

Investor Contacts: Reed Nolte News Corporation SVP, Investor Relations (212) 852-7092	Mark Donohue Dow Jones & Company Director, Investor Relations (609) 520-5660
Media Contacts: Andrew Butcher News Corporation SVP, Corporate Communications (212) 852-7070	Linda Dunbar Dow Jones & Company Vice President, Corporate Communications (212) 416-2117 Linda.Dunbar@dowjones.com

DOW JONES & COMPANY AND NEWS CORPORATION

ENTER INTO DEFINITIVE MERGER AGREEMENT

Bancroft Family Members Holding Approximately 37% of Dow Jones’ Voting Power

Agree to Support the Transaction

NEW YORK (August 1, 2007) ( Dow Jones & Company (NYSE: DJ) and News Corporation (NYSE: NWS, NWS.A; ASX: NWS, NWSLV) announced today that they have signed a definitive merger agreement under which News Corporation will acquire Dow Jones in a transaction valued at approximately $5.6 billion.

Under the terms of the agreement, which was approved by both companies’ boards of directors, Dow Jones stockholders will be entitled to receive $60 in cash for each share of common stock and Class B common stock that they own. Certain members of the Bancroft family and the trustees of trusts for their benefit who collectively own approximately 37% of Dow Jones’ voting stock have agreed to vote to approve the transaction. In addition, the parties have agreed on the terms of an editorial agreement that provides for the establishment of a five-member, special committee with the objective of assuring the continued journalistic and editorial integrity and independence of Dow Jones’ publications and services. The initial members of the special committee will be Louis Boccardi, Thomas Bray, Jennifer Dunn, Jack Fuller and Nicholas Negroponte.

The merger agreement provides that up to 250 holders of record and not more than 10% of the shares of Dow Jones may elect to have their shares of Dow Jones equity converted into a number of Class B units of Newco LLC, a newly formed subsidiary of News Corporation (each unit of which will be exchangeable for one share of Class A common stock of News Corporation in accordance with the terms and conditions of the Newco LLC operating agreement). The number of Class B units of Newco LLC issuable in exchange for each share of Dow Jones common stock will be based on the exchange ratio in the merger agreement, which is equal to the number of shares of News Corporation’s Class A common stock with a value of $60 based on the volume weighted average trading price of a share of Class A common stock of News Corporation over the five trading days ending on the trading day prior to the closing of the merger. The transaction is expected to be tax-free to Dow Jones stockholders to the extent they receive Newco LLC Class B units for their Dow Jones shares.

The parties have also agreed that, upon closing of the merger, News Corporation will appoint a member of the Bancroft family or another mutually acceptable person to the News Corporation board of directors.

Rupert Murdoch, Chairman and Chief Executive Officer of News Corporation, said, “I am deeply gratified at the level of support we have received from the Bancroft family and its trustees. Given the Bancrofts’ long and distinguished history as custodians of Dow Jones, we appreciate how difficult this decision was for some family members. I want to offer the Bancrofts my thanks, and an assurance that our company and my family will be equally strong custodians.”

Richard F. Zannino, Chief Executive Officer of Dow Jones, said, “News Corporation’s proposal reflects the vitality and uniqueness of Dow Jones and its world-class journalism, brands, businesses and people. The transaction will deliver significant returns to our shareholders. It will also build on our recent, industry-leading earnings growth and make our company and journalism even stronger as our strengths are leveraged across News Corp.’s powerful global distribution and marketing platforms for the benefit of our readers and other customers. On behalf of all of my colleagues at Dow Jones, I would like to express our deepest gratitude to the Bancroft family for their years of steadfast support for the journalistic excellence of Dow Jones. We look forward to continuing their legacy.”

M. Peter McPherson, Chairman of the Board of Dow Jones, said, "Having thoroughly reviewed News Corporation's proposal, the Dow Jones Board has overwhelmingly voted to approve the definitive merger agreement.  This decision has been difficult and emotional for a great many people because of the long history of this great institution. The board has concluded, with a great deal of family support, that the proposal provides outstanding financial value and provides excellent opportunities to the extraordinary Dow Jones franchise. Also, we wish to thank the Bancroft family for their years of faithful stewardship. The editorial independence agreement proposed by the Bancroft family is a strong agreement about which all can be pleased."

Mr. Murdoch added, “Dow Jones is a vibrant company and one of the world’s greatest media franchises, with a portfolio of brands that has no equal in financial information and business journalism. In combination with News Corporation’s assets, The Wall Street Journal and the other Dow Jones operations will be even more formidable competitors as we profitably extend their invaluable information across our print, broadcast and digital platforms around the world.”

The merger, which is expected to close in the fourth calendar quarter, is subject to approval by Dow Jones stockholders, execution and delivery by the parties of the editorial agreement, regulatory approvals and other customary closing conditions.

Goldman, Sachs & Co. served as financial advisor to Dow Jones and Fried, Frank, Harris, Shriver & Jacobson LLP provided legal counsel to Dow Jones. Simpson Thacher & Bartlett LLP provided legal counsel to the non-family members of Dow Jones’ board of directors. Merrill Lynch & Co. acted as financial advisor to certain trusts for the benefit of the Bancroft family. Wachtell Lipton Rosen & Katz provided legal counsel to the Bancroft family. JPMorgan, Allen & Company and Centerview Partners served as financial advisors to News Corporation, and Skadden, Arps, Slate, Meagher & Flom LLP and Hogan & Hartson LLP provided legal counsel to News Corporation.

This press release and the related Agreement and Plan of Merger will be filed with the U.S. Securities and Exchange Commission pursuant to the requirements of U.S. securities laws.

ABOUT DOW JONES

Dow Jones & Company (NYSE: DJ; dowjones.com) is a leading provider of global business news and information services. Its Consumer Media Group publishes The Wall Street Journal, Barron's, MarketWatch and the Far Eastern Economic Review. Its Enterprise Media Group includes Dow Jones Newswires, Factiva, Dow Jones Client Solutions, Dow Jones Indexes and Dow Jones Financial Information Services. Its Local Media Group operates community-based information franchises. Dow Jones owns 50% of SmartMoney and 33% of Stoxx Ltd. and provides news content to CNBC and radio stations in the U.S.

ABOUT NEWS CORPORATION

News Corporation (NYSE: NWS, NWS.A; ASX: NWS, NWSLV) had total assets as of March 31, 2007 of approximately US$62 billion and total annual revenues of approximately US$28 billion. News Corporation is a diversified entertainment company with operations in eight industry segments: filmed entertainment; television; cable network programming; direct broadcast satellite television; magazines and inserts; newspapers; book publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and the Pacific Basin.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

News Corporation and one of its subsidiaries will file a registration statement with the Securities and Exchange Commission (SEC), which will include a proxy statement of Dow Jones. Investors are advised to read the registration statement/proxy statement when it becomes available because it will contain important information.  Investors may obtain a free copy of the registration statement/proxy statement (when it becomes available) and other relevant documents filed by News Corporation, its subsidiaries and Dow Jones with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Investor Relations section of Dow Jones’ web site (www.dowjones.com) or by directing a request to Dow Jones at: Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281, Attention: Investor Relations, or from the Investor Relations section of News Corporation’s web site (www.newscorp.com) or by directing a request to News Corporation, 1211 Avenue of the Americas, New York, New York 10036, Attention: Investor Relations.

Dow Jones and its directors, executive officers and other members of its management and employees are potential participants in the solicitation of proxies from Dow Jones’ stockholders in connection with the merger. Information concerning the interests of Dow Jones’ participants in the solicitation, which may be different than those of the Dow Jones stockholders generally, is set forth in Dow Jones’ proxy statement relating to its 2007 annual meeting of stockholders filed with the SEC on March 16, 2007 and Dow Jones’ Current Report on Form 8-K filed with the SEC on June 7, 2007 as amended by a filing on July 20, 2007 and will be described in the proxy statement relating to the merger.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING

INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements, such as those including the words "believe," "expect," "intend," "estimate," "anticipate," "will," “plan,” "outlook," "guidance," "forecast" and similar expressions, that involve risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk Dow Jones’ business and its relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger with News Corporation may not be consummated or may be delayed; that anticipated cost savings and revenue enhancements from the merger may not be fully realized; that failure to satisfy conditions to close the merger, including obtaining the requisite regulatory and shareholder approvals; and such other risk factors as may be included from time to time in the respective reports of Dow Jones and News Corporation filed with the SEC and posted in the respective Investor Relations section of Dow Jones’ web site (www.dowjones.com) and News Corporation’s website (www.newscorp.com). The forward looking statements included in this document are made only as of the date of this document and neither Dow Jones nor News Corporation undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.